UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2005

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 4, 2005, pursuant to authorization of the Compensation Committee of the Board of Directors of Navistar International Corporation (the company), the company approved the award of a discretionary cash bonus to Deepak T. Kapur, an executive officer of the company, in the amount of $900,000. Mr. Kapur, who formerly resided in Michigan, was hired by the Company in September 2003 to serve as President, Truck Group, at the company’s headquarters in Warrenville, Illinois. Pursuant to the company’s relocation policy, the company has arranged for a relocation services firm to purchase Mr. Kapur’s house in Michigan for $3,000,000, which was the average appraised value of the house as determined by three independent real estate professionals. The discretionary cash bonus is being awarded to Mr. Kapur to compensate him for the loss incurred in connection with the sale of his house in Michigan and relocation to Illinois.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
            Registrant

Date: August 9, 2005	/s/Mark T. Schwetschenau

Mark T. Schwetschenau Senior Vice President and Controller (Principal Accounting Officer)